UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 18, 2018

Enviva Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Ave, Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 657-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                   Entry into a Material Definitive Agreement.

On October 18, 2018, Enviva Partners, LP (NYSE: EVA) (“Enviva” or the “Partnership”) entered into a Fourth Amendment to Credit Agreement and Second Amendment to Guarantee and Collateral Agent dated as of October 18, 2018 (the “Fourth Amendment”) by and among the Partnership, as borrower, certain subsidiaries of the Partnership, and Barclays Bank PLC as administrative agent and collateral agent. The Fourth Amendment, among other things, amends and restates, in its entirety, the Credit Agreement entered into as of April 9, 2015 (as previously amended, the “Existing Credit Agreement”) among the Partnership, the lenders identified therein, and Barclays Bank PLC, as administrative agent and collateral agent.  The Existing Credit Agreement, which was scheduled to mature on April 9, 2020, consisted of a $100 million revolving credit and a term loan facility with $41.2 million outstanding as of the date of the Fourth Amendment (the Existing Credit Agreement, as amended by the Fourth Amendment, the “Amended Credit Agreement”).

The Amended Credit Agreement provides for a $350 million senior secured revolving credit facility.  The Partnership is also able to request loans under incremental facilities under the Amended Credit Agreement on the terms and conditions and in the maximum aggregate principal amounts set forth therein. The Amended Credit Agreement matures on the earlier to occur of (i) October 18, 2023 or (ii) if the sum of the Partnership’s cash and cash equivalents and borrowing capacity under the revolving credit facility is less than the sum of the amount of the Partnership’s 8.5% senior unsecured notes (“Senior Notes”) then outstanding and $50.0 million during the 91-day period prior to and including November 1, 2021 (the maturity date of the Senior Notes), the first day of that period on which such liquidity deficiency occurs.

A portion of the initial borrowings under the Amended Credit Agreement were used to repay the $41.2 million of outstanding term loans under the Existing Credit Agreement, and future borrowings under the Amended Credit Agreement may be used to support the Partnership’s strategic growth initiatives, drop-down acquisitions and for general partnership purposes.

Borrowings under the Amended Credit Agreement bear interest, at the Partnership’s option, at either a Eurodollar rate or at a base rate, in each case, plus an applicable margin. The applicable margin will fluctuate between 1.75% per annum and 3.00% per annum, in the case of Eurodollar rate borrowings, or between 0.75% per annum and 2.00% per annum, in the case of base rate loans, in each case, based upon the Partnership’s Total Leverage Ratio (as defined in the Amended Credit Agreement) at such time, with 25 basis point increases or decreases for each 0.50 increase or decrease in the Total Leverage Ratio from 2.75:1:00 to 4.75:1:00.

The Partnership will be required to pay a commitment fee on the daily unused amount under the revolving credit facility at a rate between 0.25% and 0.50% per annum.

Amounts borrowed under the revolving credit facility may be prepaid at any time without premium or penalty. Enviva is required to prepay revolving credit facility borrowings in certain circumstances. In addition, Enviva has the right to permanently reduce or terminate the unused portion of the commitments provided under the Amended Credit Agreement at any time.

The Amended Credit Agreement contains certain covenants, restrictions and events of default including, but not limited to, a change of control restriction and limitations on the Partnership’s ability to (i) incur indebtedness, (ii) pay dividends or make other distributions, (iii) prepay, redeem or repurchase certain debt, (iv) make loans and investments, (v) sell assets, (vi) incur liens, (vii) enter into transactions with affiliates, (viii) consolidate or merge, and (ix) assign certain material contracts to third parties or unrestricted subsidiaries.  The Amended Credit Agreement also requires the Partnership to maintain (i) a maximum Total Leverage Ratio at or below 4.75 to 1.00 (or 5.00 to 1.00 during a Material Transaction Period, as defined in the Amended Credit Agreement) and (ii) a minimum Interest Coverage Ratio, (as defined in the Amended Credit Agreement), of not less than 2.25 to 1.00.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference in this Item 2.03.

Item 7.01.                Regulation FD Disclosure.

On October 18, the Partnership issued a press release announcing that it entered into the Fourth Amendment. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being “furnished” and shall not be deemed to be “filed” by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.                Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
10.1

Fourth Amendment to Credit Agreement and Second Amendment to Guarantee and Collateral Agreement, dated as of October 18, 2018, by and among Enviva Partners, LP, as Borrower, certain subsidiaries of the Borrower and Barclays Bank PLC, as Administrative Agent and Collateral Agent.

99.1	Enviva Partners, LP press release dated October 18, 2018.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

	By:	Enviva Partners GP, LLC, its general partner

Date: October 19, 2018
	By:	/s/ Jason E. Paral
	Name:	Jason E. Paral
	Title:	Vice President, Associate General Counsel and Secretary